                                                                   Exhibit 10.15
                                                                   -------------

                           STOCK PURCHASE AGREEMENT


     AGREEMENT effective as of the 24th day of July, 1998 among Greg C. Carr, an individual residing in Cambridge, Massachusetts ("Carr"), Prodigy, Inc., a Delaware corporation ("Prodigy"), Telefonos de Mexico, S.A. de C.V., a Mexican corporation ("Telmex"), and Carso Global Telecom, S.A. de C.V., a Mexican corporation ("Carso Global").

     WHEREAS, concurrently with the execution of this Agreement, Telmex and Prodigy are entering into a Stock Purchase Agreement (the "Prodigy/Telmex Agreement") pursuant to which, among other things, Telmex has agreed to make an equity investment in Prodigy; and

     WHEREAS, it is a condition to the execution of the Prodigy/Telmex Agreement that this Agreement be entered into and it is a condition to the execution of this Agreement that the Prodigy/Telmex Agreement be entered into;

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1.   Purchase and Sale of the Shares.
          -------------------------------

          (a) Carr agrees to sell to Telmex, and Telmex agrees to purchase from Carr, 13,000,000 shares (the "Shares") of Prodigy's Common Stock, $.01 par value per share ("Common Stock"), owned by Carr. Telmex acknowledges that Carr intends to acquire up to 3,000,000 shares of Common Stock from members of his family and/or other persons at U.S. $2.00 per share in order to permit Carr to sell 13,000,000 shares to Telmex. The purchase price for the Shares shall be U.S. $2.00 per Share, the same price to be paid by Telmex for its equity investment in Prodigy pursuant to the Prodigy/Telmex Agreement.

          (b) If, at any time prior to the Initial Closing (as defined in
Section 2 below) or within 180 days after the Initial Closing, Telmex, Carso Global, Prodigy or any of their respective affiliates shall purchase or sell, or agree to purchase or sell, any shares of Common Stock to or with third parties in a Qualifying Transaction (as defined below) at a price in excess of U.S. $2.00 per Share (as proportionately adjusted for any stock splits, stock dividends or similar events affecting the Common Stock, the "Base Price"), Telmex shall (i) promptly give written notice thereof to Carr and (ii) within three business days following the closing of the Qualifying Transaction, pay to Carr the amount per Share by which the price in the Qualifying Transaction exceeds the Base Price (the "Differential") multiplied by the number of Shares; provided, however, that in no event shall the Differential required to be paid
--------  -------
to Carr exceed U.S. $.40 per Share (as proportionately adjusted for any stock splits, stock dividends or similar events affecting the Common Stock) regardless of the price at which shares are sold in a Qualifying Transaction. For this purpose, a "Qualifying Transaction" shall mean a sale or purchase, or a series of related sales or purchases, of Common Stock involving an aggregate of at least U.S. $500,000, but in no event shall include (i) transactions under employee stock or option plans or (ii) transfers without consideration among or between Telmex, Carso Global or Prodigy and any of their respective affiliates. Any amounts due to Carr under this Section 1(b) which remain unpaid after three business days following the closing of the Qualifying Transaction shall bear interest at an annual rate of 9% until paid, and Telmex agrees to indemnify Carr for any damages and expenses, including fees and disbursements of counsel, suffered or incurred by Carr in enforcing Telmex's obligations under this
Section 1(b).

     2.   The Initial Closing.  The initial closing (the "Initial Closing") of
          -------------------
the transactions contemplated hereby shall take place as soon as practicable after satisfaction or waiver of the conditions specified in Sections 11, 12 and 13 below.

     3.   Prodigy Board and Indemnification Arrangements.
          ----------------------------------------------

          (a) Effective as of the Initial Closing, the Prodigy Board voting arrangements specified in Section 3 of that certain Amendment No. 2 to Funding Agreement dated as of March 18, 1997 among Prodigy, Carso Global and Carr are hereby terminated.

          (b) Effective as of the Initial Closing, Carr hereby resigns as Chairman of the Board of Prodigy and as a member of the Compensation Committee of Prodigy's Board of Directors. As of the Initial Closing, Carr's annual director fee of U.S. $135,000 shall terminate. From and after the Initial Closing, Carr shall not be entitled to any further compensation for service as a director (other than on the same basis, if any, as other non-employee directors of Prodigy from time to time), and Prodigy shall not be required to provide Carr with any health insurance or other employee benefits of any kind.

          (c) Until the first anniversary of the Initial Closing or such earlier date as Carr shall cease to own any Common Stock or resign (the "Board Termination Date"), Carr shall be entitled to continue to serve as a member of the Board of Directors of Prodigy and its subsidiaries. Each of Carso Global and Telmex agrees to vote all shares over which they (or their respective affiliates) exercise voting control, and otherwise to use their respective best efforts, so as to effectuate the preceding sentence. Upon the Board Termination Date, Carr shall resign as a member of the Board of Directors of Prodigy and its subsidiaries.

          (d) For a period of six years after the Initial Closing, Prodigy shall not amend the indemnification provisions of its Certificate of Incorporation or By-Laws as now existing in any manner which limits, restricts or otherwise adversely affects the rights afforded to Carr under such provisions.

          (e) Prodigy agrees, at Prodigy's expense, to continue to defend and indemnify Carr in any threatened, pending or completed lawsuits filed by or on behalf of any of Malcome Haynes, Lightwave, Ltd., Comstar Cellular Network, Inc. (Nevada) or Comstar Cellular Network, Inc. (Texas) or their respective affiliates, subsidiaries, successors, heirs or assigns, now or hereafter existing (collectively, "Haynes Claimants"), and any appeals therefrom, with counsel selected by Prodigy (currently Hale and Dorr LLP) and reasonably acceptable to Carr.

          (f) Prodigy shall not settle or compromise any claim, or default or otherwise fail to oppose entry of judgment against it on any claim, asserted or which may be asserted against it by or on behalf of any of the Haynes Claimants, without the consent of Carr, which shall not be unreasonably withheld or delayed. Carr shall not settle or compromise any claim, or default or otherwise fail to oppose entry of judgment against him on any claim, asserted or which may be asserted against him by or on behalf of any of the Haynes Claimants, without the consent of Prodigy, which shall not be unreasonably withheld or delayed.

     4.   Termination of Prior Stock Pledge.
          ---------------------------------

          (a) As of the Initial Closing (as defined in Section 2 above), Carso Global shall cause to be terminated Carr's pledge of 10,000,000 shares of Common Stock (the "Pledged Shares") to secure Prodigy's obligations to Banco Inbursa, S.A. ("Banco Inbursa") pursuant to that certain Pledge and Escrow Agreement dated as of June 14, 1996 among Carr, Orient Star Holdings, Banco Inbursa and State Street Bank and Trust Company ("State Street"). On or before the Initial Closing or as soon as practicable thereafter, Carso Global shall cause the original stock power relating to the Pledged Shares previously executed by Carr and delivered to State Street to be returned to Carr.

          (b) On or before the Initial Closing or as soon as practicable thereafter, Carso Global shall cause the original stock certificate representing the Pledged Shares to be delivered to Telmex to be held pursuant to the Pledge Agreement (as defined in Section 6(b)(iii) below).

          (c) From and after the Initial Closing, Carr shall have no obligation to guaranty, or to pledge any shares or provide any other collateral to secure, Prodigy's obligations to Banco Inbursa or any other entity.

     5.   Funding Obligations.
          -------------------

          (a) Prodigy and Carso Global acknowledge and agree that Carr has fully performed his funding obligations to Prodigy pursuant to (i) that certain Funding Agreement dated as of May 12, 1996 among Prodigy (as successor to International Wireless Incorporated), Carso Global (as successor to Grupo Carso, S.A. de C.V.) and Carr, as amended by that certain Amendment to Funding Agreement dated as of October 31, 1996 among Prodigy, Carso Global and Carr and that certain Amendment No. 2 to Funding Agreement dated as of March 18, 1997 among Prodigy, Carso Global and Carr, and (ii) that certain Interim Financing Agreement dated as of October 30, 1997 among Prodigy, Carso Global and Carr.

          (b) From and after the Initial Closing, Carr shall have no obligation to provide any funding, whether debt or equity, to Prodigy.

     6.   HSR Act.
          -------

          (a) Prodigy, Carr and Telmex, as promptly as practicable after the date hereof, shall prepare and file all Notification and Report Forms and related material that they are required to file with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the transactions contemplated hereby, and shall use their respective best efforts to obtain an early termination of the applicable waiting period and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable. Prodigy shall pay all applicable filing fees under the HSR Act.

          (b) At the Initial Closing, the following events shall occur:

              (i) Telmex shall pay Carr the amount of U.S. $26,000,000 by wire transfer to one or more bank accounts designated by Carr prior to the Initial Closing;

              (ii) Carr shall execute and deliver to Telmex a Promissory Note substantially in the form attached hereto as Exhibit A (the "Note"); and
                                             ---------

              (iii) Carr and Telmex shall execute and deliver a Pledge Agreement substantially in the form attached hereto as Exhibit B (the "Pledge Agreement"),
                                             ---------
pursuant to which Carr pledges and delivers to Telmex 13,000,000 shares of Common Stock, together with executed stock powers, and grants to Telmex a first lien on, and security interest in, the Shares to secure payment of the Note. The Shares subject to the Pledge Agreement shall include the Pledged Shares which Carso Global shall cause to be delivered to Telmex to be held pursuant to the terms of the Pledge Agreement.

          (c) Subject to Section 6(d), the final closing shall occur upon the termination or expiration of the applicable waiting period pursuant to the HSR Act (the "Final Closing"). At the Final Closing, the following events shall occur:

              (i) The Pledge Agreement shall terminate and the Shares shall be transferred to Telmex in full satisfaction of Carr's obligations under the Note (it being agreed that Carr shall have the right to deliver and transfer to Telmex at the Final Closing any 13,000,000 shares of Common Stock then held by him, and not necessarily the 13,000,000 shares of Common Stock held under the Pledge Agreement, and the 13,000,000 shares of Common Stock so delivered by Carr shall constitute the "Shares" for all purposes of this Agreement); and

              (ii) Telmex shall return to Carr the original Note marked "cancelled" in return for the transfer of the Shares to Telmex.

          (d) Notwithstanding the foregoing, in the event that the Note is not repaid in full on or before the 60th day after Telmex has filed its Notification and Report Form and any related material required to be filed by it under the HSR Act in accordance with Section 6(a), the Pledge Agreement shall continue in effect and the Note shall bear interest at an annual rate of nine percent (9%), accruing from the Initial Closing. The Note may be prepaid in whole or in part, at any time and from time to time at the election of Carr, but in any event the principal amount of the Note, together with accrued interest, shall be due in full on December 31, 1999.

     7.   Co-Sale Right.
          -------------

          (a) If, at any time after the Initial Closing and on or before the earlier of (i) the first anniversary of the Initial Closing or (ii) the completion of Prodigy's initial public offering of Common Stock (the "IPO"), Telmex or Carso Global (a "Seller") propose to sell (other than in connection with the IPO) to third parties any Common Stock held by them, the Seller shall notify Carr of the number of shares to be sold and the price and other terms of such sale (the "Seller Notice"). By giving notice to the Seller within 20 days after the Seller Notice, Carr shall have the right, but not the obligation, to sell, at the price and on the other terms set forth in the Seller Notice, a portion of the shares to be sold in such sale in the same proportion as the number of shares of Common Stock then owned by Carr bears to the number of shares of Common Stock then owned by the Seller. Carr covenants and agrees not to exercise his co-sale right with respect to any shares of Common Stock which are subject to warrants granted by Carr.

          (b) Any sale of Common Stock by a Seller without compliance with this
Section 7 shall be void and shall transfer no right, title or interest in or to any such shares to the purported transferee. The proceeds of any sale made by a Seller without compliance with this Section 7 shall be deemed to be held in constructive trust in such amount as would have been paid to Carr if the Seller had complied with this Section 7. The contents of such constructive trust shall be delivered to Carr upon surrender of the appropriate number of shares of Common Stock.

     8.   Representations and Warranties of Carr.  Carr represents and warrants
          --------------------------------------
as follows:

          8.1 Shares.
              ------

              (a) At the date hereof, Carr owns 20,413,766 shares of Common Stock, of which 187,500 shares are subject to outstanding warrants granted by Carr. All such shares are owned by Carr beneficially and of record, except for the pledge of the Pledged Shares to be released at the Final Closing. At the date hereof, Carr holds no warrants or other rights to acquire any capital stock from Prodigy.

               (b) Except for the pledge of the Pledged Shares, (i) Carr is the legal record beneficial owner of the Shares and (ii) Carr has good and, subject to compliance with applicable securities laws, marketable title to the Shares, free and clear of any and all liens, encumbrances, pledges and other adverse claims whatsoever. Following purchase of the Shares by Telmex, Telmex will have good and marketable title to the Shares, free and clear of all liens, encumbrances, pledges and other adverse claims whatsoever, other than restrictions on transfer imposed by applicable securities laws.

          8.2  Authorization and Binding Nature.  Carr has all necessary right,
               --------------------------------
power and authority to enter into and perform this Agreement and the Pledge Agreement and to execute and deliver the Note and perform his obligations thereunder. Each of this Agreement, the Pledge Agreement and the Note constitutes the valid and legally binding obligation of Carr, enforceable against Carr in accordance with its terms.

          8.3  Non-Contravention.  The execution, delivery and performance by
               -----------------
Carr of this Agreement, the Pledge Agreement and the Note, and the purchase and sale of the Shares contemplated hereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to Carr, (b) violate any judgment, decree, order or award of any court, governmental body or arbitrator applicable to Carr, or
(c) conflict with or violate any agreement to which Carr is a party or by which he is bound.

     9.   Representations and Warranties of Telmex.  Telmex represents and
          ----------------------------------------
warrants as follows:

          9.1  Investment.  Telmex is acquiring the Shares for its own account
               ----------
for investment, not for resale to any other person and not with a view to or in connection with any resale or distribution. Telmex understands that the Shares have not been registered under the securities laws of the United States or any other jurisdiction and cannot be transferred or resold except as permitted pursuant to a valid registration statement or an applicable exemption from registration. Telmex acknowledges that neither Prodigy nor Carr has made any representations with respect to registration of the Shares under applicable securities laws, that there can be no assurance that there will be any market for the Common Stock in the foreseeable future and that, as a result, Telmex must be prepared to bear the economic risk of its investment for an indefinite period of time. Telmex understands that the certificate representing the Shares shall bear a legend substantially in the following form:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the issuer is obtained to the effect that such registration is not required."

          9.2  Authorization and Binding Nature.  The execution, delivery and
               --------------------------------
performance by Telmex of this Agreement and the Pledge Agreement has been duly authorized by all requisite corporate action and this Agreement constitutes the valid and legally binding obligation of Telmex, enforceable against Telmex in accordance with its terms.

          9.3  Non-Contravention.  The execution, delivery and performance by
               -----------------
Telmex of this Agreement and the Pledge Agreement will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to Telmex, (b) violate the provisions of the charter documents of Telmex, (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator applicable to Telmex, or (d) conflict with or violate any agreement to which Telmex is a party or by which it is bound.

          9.4  Control by Carso Global.  Carso Global controls Telmex (within
               -----------------------
the meaning of the Securities Act of 1933, as amended, and the rules and regulations thereunder).

          9.5  Access to Information.  Telmex has substantial knowledge and
               ---------------------
experience in making investment decisions of this type and is capable of evaluating the merits and risks of its investment in Prodigy. Carso Global has made available to Telmex all documents and other information necessary for Telmex to evaluate the merits and risks of its investment in Prodigy. Prodigy has made available to Telmex all documents requested and has provided answers to all of its questions relating to an investment in Prodigy. In evaluating the suitability of an investment in Prodigy, Telmex has not relied upon any representations (whether oral or written) other than as set forth herein.
Telmex has had an opportunity to discuss this investment with representatives of Prodigy and to ask questions of them. Telmex understands that an investment in Prodigy involves significant risks.

     10.  Representations and Warranties of Carso Global.  Carso Global
          ----------------------------------------------
represents and warrants as follows:

          10.1 Authorization and Binding Nature.  The execution, delivery and
               --------------------------------
performance by Carso Global of this Agreement has been duly authorized by all requisite corporate action and this Agreement constitutes the valid and legally binding obligation of Carso Global, enforceable against Carso Global in accordance with its terms.

          10.2 Non-Contravention.  The execution, delivery and performance by
               -----------------
Carso Global of this Agreement will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to Carso Global, (b) violate the provisions of the charter documents of Carso Global, (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator applicable to Carso Global, or (d) conflict with or violate any agreement to which Carso Global is a party or by which it is bound.

          10.3 Representations of Telmex.  All representations and warranties of
               -------------------------
Telmex set forth herein are true and correct.

     11.  Carr's Conditions to Closing.  The obligation of Carr to consummate
          ----------------------------
the transactions contemplated hereby is subject to the following conditions only, each of which may be waived in the sole discretion of Carr:

          11.1 Representations and Covenants.  The representations and
               -----------------------------
warranties of Telmex and Carso Global contained in this Agreement shall be true as of the Initial Closing and Telmex and Carso Global shall have performed the respective covenants and agreements to be performed by them under this Agreement at or prior to the Initial Closing and at or prior to the Final Closing, as applicable.

          11.2 Government Approvals.  The transactions contemplated hereby shall
               --------------------
have been approved by all United States government agencies from whom such approval is required (except for any approval required under the HSR Act, which is addressed by Section 6 above).

          11.3 Closing of Prodigy/Telmex Agreement.  The Initial Closing (as
               -----------------------------------
defined therein) under the Prodigy/Telmex Agreement shall have been consummated.

          11.4 Registration Rights Agreement.  Prodigy and Carr shall have
               -----------------------------
executed and delivered the Registration Rights Agreement attached hereto as Exhibit C.
---------

     12.  Telmex's Conditions to Closing.  The obligation of Telmex to
          ------------------------------
consummate the transactions contemplated hereby is subject to the following conditions only, each of which may be waived in the sole discretion of Telmex:

          12.1 Representations and Covenants.  The representations and
               -----------------------------
warranties of Carr and Carso Global contained in this Agreement shall be true as of the Initial Closing and Carr and Carso Global shall have performed the respective covenants and agreements to be performed by them under this Agreement at or prior to the Initial Closing and at or prior to the Final Closing, as applicable.

          12.2 Government Approvals.  The transactions contemplated hereby shall
               --------------------
have been approved by all United States government agencies from whom such approval is required (except for any approval required under the HSR Act, which is addressed by Section 6 above).

          12.3 Execution of Pledge Agreement and Note.  Carr shall have executed
               --------------------------------------
and delivered the Pledge Agreement and the Note.

          12.4 Closing of Prodigy/Telmex Agreement.  The Initial Closing (as
               -----------------------------------
defined therein) under the Prodigy/Telmex Agreement shall have been consummated.

     13.  Prodigy's Conditions to Closing.  The obligation of Prodigy to
          -------------------------------
consummate the transactions contemplated hereby is subject to the following conditions only, each of which may be waived in the sole discretion of Prodigy:

          13.1 Representations and Covenants.  The representations and
               -----------------------------
warranties of Carr, Telmex and Carso Global contained in this Agreement shall be true as of the Initial Closing and each of Carr, Telmex and Carso Global shall have performed the respective covenants and agreements to be performed by them under this Agreement at or prior to the Initial Closing and at or prior to the Final Closing, as applicable.

          13.2 Government Approvals.  The transactions contemplated hereby shall
               --------------------
have been approved by all United States government agencies from whom such approval is required (except for any approval required under the HSR Act, which is addressed by Section 6 above).

          13.3 Closing of Prodigy/Telmex Agreement.  The Initial Closing (as
               -----------------------------------
defined therein) under the Prodigy/Telmex Agreement shall have been consummated.

     14.  Termination of Agreement.
          ------------------------

          14.1 By Carr.  Carr may terminate this Agreement, without liability to
               -------
any party hereto, if the Initial Closing has not occurred by July 24, 1998 due to the failure of any of the conditions specified in Section 11 hereof to be satisfied.

          14.2 By Telmex.  Telmex may terminate this Agreement, without
               ---------
liability to any party hereto, if the Initial Closing has not occurred by July 24, 1998 due to the failure of any of the conditions specified in Section 12 hereof to be satisfied.

     15.  Notices.  Any notices or other communications required or permitted
          -------
hereunder shall be in the English language and shall be sufficiently given if delivered personally or sent by telecopy or via a reputable express courier, with charges prepaid, to the address set forth below or to such other address of which the parties may have given notice. Unless otherwise specified herein, such notices or other communications shall be deemed received one business day after personal delivery or delivery by telecopy, or three business days after being sent, if sent by reputable express courier.

          If to Carr:

          The Residences at Charles Square

          975 Memorial Drive
          Cambridge, MA 02138

          with a copy to:

          Cameron Read, Esq.
          Choate, Hall & Stewart
          Exchange Place
          53 State Street
          Boston, MA 02109

          If to Prodigy:

          44 South Broadway
          White Plains, NY 10601
          Attention:  President

          with a copy to:

          David A. Westenberg, Esq.
          Hale and Dorr LLP
          60 State Street
          Boston, MA 02109

          If to Telmex:

          Parque Via 190
          Officina 1016
          Colonia Cuauhtemoc
          Mexico City, Mexico 06599

          with a copy to:

          Nicolas Grabar, Esq.
          Cleary, Gottlieb, Steen & Hamilton
          One Liberty Plaza
          New York, NY 10006

          If to Carso Global:

          Paseo de las Palmas
          #736, Col. Lomas de Chapultepec
          Mexico City, Mexico 11000

          with a copy to:

          Rafael Robles Miaja
          Franck, Galicia, Duclaud y Robles, S.C.
          Paseo de las Palmas
          #405, Col. Lomas de Chapultepec
          Mexico City, Mexico 11000

     16.  Successors and Assigns.  No party may assign its obligations hereunder
          ----------------------
without the prior written consent of the other parties, except that Telmex may assign its rights and obligations hereunder to any affiliate of Telmex or Carso Global. Telmex intends to cause its wholly-owned subsidiary, Sercotel, S.A. de C.V., to purchase the Shares hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any assignment in contravention of this provision shall be void.

     17.  Entire Agreement.  This Agreement, including Exhibit A, Exhibit B and
          ----------------                             ---------  ---------
Exhibit C attached hereto, represents the entire understanding and agreement
---------
between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The parties may amend or modify this Agreement, in such manner as may be agreed upon, only by a written instrument executed by the parties hereto.

     18.  Expenses.  Each party shall pay its own expenses in connection with
          --------
this Agreement and the transactions contemplated hereby; provided, however, that
                                                         --------  -------
Prodigy shall reimburse Telmex for any filing fees paid by Telmex in connection with the filings to be made by Telmex under the HSR Act, pursuant to Section 6(a) above.

     19.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the Commonwealth of Massachusetts in the United States, without reference to conflict of laws principles, and the parties hereby consent to the jurisdiction of the courts of the Commonwealth of Massachusetts.

     20.  Section Headings.  The section headings are for the convenience of the
          ----------------
parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     21.  Severability.  The invalidity or unenforceability of any provision of
          ------------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     22.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.


                              GREG C. CARR

                              /s/
                              -----------------------------------
                              Greg C. Carr


                              PRODIGY, INC.

                                 /s/
                              By:--------------------------------


                              Title:_____________________________

                              TELEFONOS DE MEXICO, S.A. DE C.V.

                                 /s/
                              By:-------------------------------------


                              Title:__________________________________


                              CARSO GLOBAL TELECOM, S.A. DE C.V.

                                 /s/
                              By:-------------------------------------


                              Title:__________________________________